EXHIBIT 23.1


                CONSENT OF INDEPEDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Supertex. Inc. on Form S-8 (File No. 33-43691) of our report dated April 23, 1999, on our audits of the consolidated financial statements and financial statement schedule of Supertex, Inc. as of March 31, 1999 and 1998, and for the year ended March 31, 1999, 1998, and 1997, which report is included in this Annual Report on Form 10-K.



/s/PricewaterhouseCoopers LLP

San Jose, California
June 16, 1999